Exhibit D

Allen & Overy LLP One Bishops Square London E1 6AD United Kingdom Tel +44 (0)20 3088 0000 Fax +44 (0)20 3088 0088
The State Treasury of the Republic of Poland Ministry of Finance ul. Swietokrzyska 12 Warsaw, Poland

7 July 2010

Ladies and Gentlemen:

We have acted as special United States counsel for the State Treasury of the Republic of Poland (the State Treasury) in connection with the registration by the State Treasury of the offering of the State Treasury’s debt securities (the Securities) under the Securities Act of 1933, as amended (the Securities Act), pursuant to a registration statement under Schedule B (the Registration Statement).

In that connection, we have examined the Registration Statement and such additional documents provided by the State Treasury as we have deemed necessary or appropriate for the purpose of this opinion.

In giving this opinion, we have assumed the following, without independent verification (i) the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures; (ii) the authenticity and completeness of all documents submitted to us as originals; and (iii) the conformity to original documents and the completeness of all documents submitted to or received by us as certified or conformed copies, photocopies or facsimile transmissions and the authenticity of the originals of such documents.

Assuming that (i) the Registration Statement will have become effective under the Securities Act; (ii) the terms of the governing instruments or agreements under which the Securities are to be issued will have been duly authorized and established, and the governing instruments or agreements will have been duly executed and delivered by the parties thereto; (iii) the terms of Securities to be issued will have been duly established in conformity with any applicable governing instrument or agreement, will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the State Treasury and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the State Treasury; (iv) the Securities will be sold and delivered to, and paid for by, the purchasers at the prices and in accordance with the terms of a duly authorized and validly executed and delivered underwriting agreement (the Underwriting Agreement); (v) the State Treasury will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable debt security and will take any other appropriate additional actions to authorize the offering and issuance of the Securities; and (vi) the Securities will be executed and delivered by or on behalf of the Minister of Finance of Poland, representing the State Treasury, authenticated in accordance with the provisions of a duly executed fiscal agency agreement (the Fiscal Agency Agreement) and delivered to, and paid for by, the relevant underwriters or purchasers thereof in the manner contemplated by the Registration Statement and the relevant Underwriting Agreement, and (vii) the Fiscal Agency Agreement and Securities will be valid, binding and enforceable obligations of the State Treasury under Polish law, we are of the opinion that the Securities, when issued by the State Treasury in accordance with the terms of the Fiscal Agency Agreement, will be valid, binding and enforceable obligations of the State Treasury under the laws of the State of New York.

The foregoing opinion is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, preference, equitable subordination, moratorium and other similar laws affecting the rights and remedies of creditors generally and to possible judicial action giving effect to governmental actions of foreign laws affecting creditors’ rights. The foregoing opinion is also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law. We express no opinion as to the availability of equitable remedies.

We are expressing no opinion as to any obligations that parties other than the State Treasury may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We express no opinion as to whether a United States Federal or State court outside the State of New York would give effect to the choice of New York law. We do not express any opinion herein concerning any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Republic of Poland. We undertake no responsibility to update or supplement this opinion.

We know that we are referred to under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit D thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

Allen & Overy LLP

Allen & Overy, A. Pędzich spólka komandytowa Rondo ONZ 1 00-124 Warsaw Poland Tel +48 (0)22 492 6100 Tel +48 (0)22 820 6100 Fax +48 (0)22 492 6199 Fax +48 (0)22 820 6199
The State Treasury of the Republic of Poland Ministry of Finance ul. Świętokrzyska 12 Warsaw, Poland Our ref 0028636-0000016 WR:1400783.1

Warsaw, 7 July 2010

Dear Sirs,

We have acted as Polish counsel to the State Treasury of the Republic of Poland (the “State Treasury”) in connection with the preparation of the Amendment to the Registration Statement under Schedule B filed with the United States Securities and Exchange Commission on even date herewith (the “Registration Statement”), pursuant to which the State Treasury proposed from time to time to issue and sell its notes and bonds as described therein (the “Securities”). Terms used herein and defined in the Registration Statement are used herein as so defined.

In order to give the opinion hereinafter set forth, we have examined the following:

(a)	the Public Finance Law of 27 August 2009 (as amended);

(b)	the Budget Act for 2010 of 22 January 2010;

(c)	the Order of the Minister of Finance of 26 June 2006 on the conditions of issuing treasury bonds to be offered on foreign markets;

(d)	the Personal Income Tax Act of 26 July 1991 (as amended); and

(e)	the Corporate Income Tax Act of 15 February 1992 (as amended);

and such other laws as was deemed necessary for such purpose.

As to certain facts material to our opinion, we have relied to the extent that we deemed such reliance proper upon statements of representatives of the State Treasury. In rendering such opinion, we have assumed that any Securities issued by State Treasury under the Registration Statement, when aggregated with any other external debt securities issued by the State Treasury, will not exceed the limits for the incurrence of external indebtedness in the form of bonds and securities issued by the State Treasury pursuant to the provisions of the Budget Act for 2010.

Allen & Overy, A. Pędzich spólka komandytowa is affiliated with Allen & Overy LLP, a limited liability partnership registered in England and Wales with registered office at One Bishops Square, London E1 6AD. A list of the names of the partners of Allen & Overy, A. Pędzich spólka komandytowa and their professional qualifications is open to inspection at the registered office of Allen & Overy LLP and at the above address.

Allen & Overy, A. Pędzich spólka komandytowa is registered under no. KRS 21303 in the Register of Entrepreneurs of the National Court Register kept by The District Court in Warsaw, 12th National Court Register Commercial Division.

Allen & Overy LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Athens, Bangkok, Beijing, Bratislava, Brussels, Bucharest (associated office), Budapest, Doha, Dubai, Düsseldorf, Frankfurt, Hamburg, Hong Kong, Jakarta (associated office), London, Luxembourg, Madrid, Milan, Moscow, Munich, New York, Paris, Perth, Prague, Riyadh (associated office), Rome, Sào Paulo, Shanghai, Singapore, Sydney, Tokyo and Warsaw.

Based upon the foregoing and subject to the assumptions set forth herein, we are of the opinion that, upon the execution by the Minister of Finance of the letter of issue, with respect to particular Securities, when duly authorised, executed and delivered by the State Treasury, represented by the Minister of Finance, authenticated in accordance with the provisions of a duly executed Fiscal Agency Agreement and delivered to, and paid for by, the relevant underwriters or purchasers thereof in the manner contemplated by the Registration Statement and the relevant Underwriting Agreement, the Securities will be valid and legally binding obligations of the State Treasury under the laws of Poland.

This opinion is limited to the laws of the Republic of Poland and does not cover any questions arising under or relating to the laws of United States or the laws of the State of New York, any political subdivision thereof or any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/ A.Pędzich Spólka Komandytowa
For Allen & Overy, A.Pędzich Spólka Komandytowa